Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


              CONGOLEUM CORPORATION REPORTS SECOND QUARTER RESULTS

MERCERVILLE, NJ, August 12, 2003 - Congoleum Corporation (AMEX:CGM) today reported its financial results for the second quarter ended June 30, 2003.

Sales for the three months ended June 30, 2003 were $55.0 million, compared with sales of $68.0 million reported in the second quarter of 2002, a decrease of 19.1%. The net loss for the quarter ended June 30, 2003 was $2.0 million versus net income of $.8 million in the second quarter of 2002. The loss per share for the quarter ended June 30, 2003 was $.24, compared with earnings per share of $.10 in the second quarter of 2002.

Sales for the six months ended June 30, 2003 were $108.6 million, compared with sales of $125.9 million reported in the first six months of 2002, a decrease of 13.8%. The net loss for the six months ended June 30, 2003 was $4.6 million, or $.55 per share, versus net income (before a required accounting change) of $.2 million, or $.02 per share, in the first six months of 2002. During the first quarter of 2002, Congoleum recorded a non-cash transition charge of $10.5 million, or $1.27 per share, for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards No. 142.

Roger S. Marcus, Chairman of the Board, commented "Our disappointing performance reflects the weakest manufactured housing market in years, considerable softness in residential remodel demand, competitive pressures on margin and product mix driven by the poor economy, and increased costs for pensions, medical benefits, insurance, energy, and raw materials. While the factors influencing this performance are largely out of our control, it is not satisfactory and we are committed to major steps that we expect should considerably reduce our break-even point. These include cost reduction initiatives as well as an already announced price increase of 3-5% that will be effective September 1."

Mr. Marcus continued "We are continuing to proceed with our planned pre-packaged Chapter 11 reorganization, and while progress at times is frustratingly slow for those of us close to it, much has in fact been accomplished, and we continue to anticipate filing in September with the hope of emerging with our plan confirmed by the end of the year. We continue to enjoy the support of our customers, suppliers, and lenders as we move forward, most recently evidenced by our bondholders' agreement last week to transactions contemplated in our plan. We have seen no apparent negative effects on our day to day business related to the coming reorganization, which I believe is the benefit we have obtained by structuring the plan to protect their interests."

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"We are committed to achieving profitability in the second half of 2003, and believe this is a realistic goal even without a meaningful improvement in sales. We have taken and are taking a number of steps that should provide better results in the third, and particularly fourth, quarters as the savings phase in. In addition, the reception to our two latest new product introductions, DuraCeramic and Pacesetter, has been highly favorable. Finally, while we are not allowing optimism to diffuse our cost reduction fervor, we have seen recent indications of economic improvement. Orders from the manufactured housing industry have shown some strengthening over the last six weeks and there are also indications that remodel demand is picking up. Any improvement in industry conditions should further amplify the benefit of the changes we are making in our cost structure."

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

                      WARNING REGARDING FORWARD - LOOKING STATEMENTS


THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES, WHICH UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR ASBESTOS-RELATED CLAIMS AND OTHER COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (II) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (III) CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THEIR RESPECTIVE OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENTS TO THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (IV) THE RESPONSE FROM TIME-TO-TIME OF CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, INCLUDING THE COMPANY'S ABILITY TO OBTAIN DEBTOR-IN-POSSESSION FINANCING FROM ITS CURRENT LENDER OR FROM ANOTHER LENDER, (V) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT, (VI) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (VII) THE FUTURE COST AND TIMING OF

PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS,
(VII) INCREASES IN RAW MATERIAL PRICES, (IX) INCREASED COMPETITIVE ACTIVITY FROM COMPANIES IN THE FLOORING INDUSTRY, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS THAN CONGOLEUM, (X) UNFAVORABLE DEVELOPMENTS IN THE NATIONAL ECONOMY OR IN THE HOUSING INDUSTRY IN GENERAL, (XI) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF CONGOLEUM'S FACILITIES OR DISTRIBUTORS, (XII) PRODUCT WARRANTY COSTS, AND (XIII) CHANGES IN DISTRIBUTORS OF CONGOLEUM'S PRODUCTS. IN ANY EVENT, IF CONGOLEUM IS NOT SUCCESSFUL IN OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ITS PLAN OF REORGANIZATION, SUCH FAILURE WOULD HAVE A MATERIAL ADVERSE EFFECT UPON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 # # # # # # # # # # # #

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                              CONGOLEUM CORPORATION

                              RESULTS OF OPERATIONS

                    (In thousands, except per share amounts.)

                                                                          (Unaudited)
                                                             For the Three            For the Six
                                                              Months Ended            Months Ended
                                                                June 30,                June 30,
                                                            ----------------        -----------------
                                                            2003        2002        2003         2002
                                                          --------    --------    ---------    ---------

Net Sales .............................................   $ 54,995    $ 67,976    $ 108,576    $ 125,902
Cost of Sales .........................................     42,739      51,609       83,653       95,674
Selling, General & Administrative Expenses ............     12,513      13,516       25,716       26,668
                                                          --------    --------    ---------    ---------

Income (loss) from Operations .........................       (257)      2,851         (793)       3,560

Interest Expense (net) ................................     (2,226)     (2,033)      (4,422)      (4,040)
Other Income ..........................................        492         456          636          808
                                                          --------    --------    ---------    ---------
Income (Loss) before Taxes & Accounting Change ........     (1,991)      1,274       (4,579)         328
Income Taxes ..........................................         --         432           --          133
                                                          --------    --------    ---------    ---------
Income (Loss) before Accounting Change ................     (1,991)        842       (4,579)         195
Cumulative effect of Accounting Change ................         --          --           --      (10,523)
                                                          --------    --------    ---------    ---------
Net Income (Loss) .....................................   $ (1,991)   $    842    $  (4,579)   $ (10,328)
                                                          ========    ========    =========    =========

Net Income / (Loss) Per Share .........................   $  (0.24)   $   0.10    $   (0.55)   $    0.02

Cumulative effect Per Share ...........................         --          --           --        (1.27)
                                                          --------    --------    ---------    ---------
Net Income / (Loss) Per Share, Basic & Diluted ........   $  (0.24)   $   0.10    $   (0.55)   $   (1.25)

Weighted Average number of Common Shares Outstanding ..      8,260       8,260        8,260        8,260